Exhibit 99.1

July 1, 2016

Franklin Financial, F&M Trust Appoint Tim Henry as CEO

(Chambersburg, PA)  The Board of Directors of Franklin Financial Services Corporation, the bank holding company of F&M Trust, announced that Timothy G. Henry has been appointed as Chief Executive Officer of Franklin Financial Services Corporation and F&M Trust effective July 1, 2016. Henry was previously appointed President of Franklin Financial and F&M Trust effective February 1, 2016.

William E. Snell, Jr., will officially retire as CEO and a member of the Board of Directors on June 30, 2016. Snell will be engaged in a consulting capacity through the end of the year to continue to assist with the leadership transition.

Franklin Financial is the largest independent, locally owned and operated bank holding company headquartered in Franklin County with assets of more than $1 billion. Its wholly-owned subsidiary, F&M Trust, has twenty-two community banking offices located in Boiling Springs, Camp Hill, Carlisle, Chambersburg, Greencastle, Hustontown, McConnellsburg, Mechanicsburg, Mont Alto, Marion, Newville, Orbisonia, Shippensburg and Waynesboro. Franklin Financial stock is trading on the OTCQX® marketplace of the OTC Markets under the symbol FRAF. Please visit our website for more information, www.franklinfin.com.

Cautionary Note Regarding Forward-Looking Statements:  This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical fact.  Such statements are valid only as of the date hereof and Franklin Financial Services Corporation disclaims any obligation to update this information.